UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2018

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2018, subsidiaries of Endo International plc (“Endo” or the “Company”), Endo Ventures Limited (“EVL”) and Par Pharmaceutical, Inc. (“Par”), entered into a Membership Interest and Asset Purchase Agreement (“Purchase Agreement”) with Mendham Holdings, LLC (“Seller”) and certain other Seller related parties in connection with the acquisition of all of the limited liability company membership interests (the “LLC Interests”) of Somerset Therapeutics, LLC (“Somerset”) and certain of Somerset’s assets, including intellectual property, product abbreviated new drug applications and inventory (the “Somerset Assets”). Somerset is a specialty pharmaceutical company that develops and markets sterile injectable and ophthalmic drugs for the U.S. market.

Pursuant to the terms of the Purchase Agreement, Par will acquire 100% of the LLC Interests of Somerset and EVL will acquire the Somerset Assets for an aggregate cash purchase price of approximately $160 million, subject to customary adjustments for cash, net working capital and indebtedness as described in the Purchase Agreement. The Purchase Agreement contains certain customary representations, warranties and covenants and provides for indemnification rights of the parties in respect of inaccuracies or breaches of certain representations, warranties and covenants, subject to the limitations set forth in the Purchase Agreement.

The Somerset acquisition is expected to close in the second half of 2018, subject to satisfaction of customary closing conditions, including required regulatory approvals and the closing of the acquisition of the Wintac (as defined below) business. In connection with the Somerset acquisition, Endo’s Indian subsidiary, Par Formulations Private Limited, has entered into separate agreements to acquire the entire business of Somerset’s Indian-based contract development and manufacturing affiliate, Wintac Limited (“Wintac”), including certain real property in Bangalore, India and the manufacturing plants thereon and to assume certain debt of Wintac for the expected aggregate amount of the rupee equivalent of approximately $30 million, subject to customary adjustments for net working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

A copy of the press release announcing the transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

2.1	Membership Interest and Asset Purchase Agreement, by and among Endo Ventures Limited, Par Pharmaceutical, Inc., Mendham Holdings, LLC and certain parties listed therein, dated April 26, 2018*

99.1	Press Release of Endo International plc, dated April 26, 2018

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Endo International plc may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: April 26, 2018